Exhibit 24.1

Limited Power of Attorney

Registration Statement on Form S-8

KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors/officers of A. Schulman, Inc., a Delaware corporation, which is about to file with the Securities and Exchange Commission, Washington, D.C., under the provisions of the Securities Act of 1933, as amended, a Registration Statement on Form S-8 for the registration of certain of its common shares for offering and sale pursuant to the A. Schulman, Inc. Executives and Directors Stock Ownership Guidelines Compliance Program, hereby constitutes and appoints Joseph M. Gingo, Joseph J. Levanduski and David C. Minc, and each of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign such Registration Statement and any and all amendments and documents related thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and grants unto each of said attorneys-in-fact and agents, and substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all things that each of said attorneys-in-fact and agents, or either of them or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, we have hereunto set our hands effective as of the 22th day of November, 2011.

/s/ Joseph M. Gingo	/s/ Joseph J. Levanduski
Joseph M. Gingo Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	Joseph J. Levanduski Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

/s/ Donald B. McMillan	/s/ Eugene R. Allspach
Donald B. McMillan Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)	Eugene R. Allspach Director

/s/ Gregory T. Barmore	/s/ David G. Birney
Gregory T. Barmore Director	David G. Birney Director

/s/ Howard R. Curd	/s/ Michael A. McManus, Jr.
Howard R. Curd Director	Michael A. McManus, Jr. Director

/s/ James A. Mitarotonda	/s/ Lee D. Meyer
James A. Mitarotonda Director	Lee D. Meyer Director

/s/ Dr. Irvin D. Reid	/s/ Ernest J. Novak, Jr.
Dr. Irvin D. Reid Director	Ernest J. Novak, Jr. Director

/s/ John B. Yasinsky
John B. Yasinsky Director